                                                      Registration No. 333-85424


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                   -------------------------------------------

                              KRAMONT REALTY TRUST
             (Exact name of Registrant as specified in its charter)
                   -------------------------------------------

         Maryland                Plymouth Plaza              25-6703702
     (State or other        580 West Germantown Pike      (I.R.S. Employer
     jurisdiction of            Plymouth Meeting,        Identification No.)
     incorporation or          Pennsylvania 19462
      organization)              (610) 825-7100

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                   -------------------------------------------
                              LOUIS P. MESHON, SR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              KRAMONT REALTY TRUST
                                 PLYMOUTH PLAZA
                            580 WEST GERMANTOWN PIKE
                      PLYMOUTH MEETING, PENNSYLVANIA 19462
                                 (610) 825-7100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                   -------------------------------------------

                          Copies of Communications to:
                                Gail Sanger, Esq.
                               Proskauer Rose LLP
                  1585 Broadway, New York, New York 10036-8299
                                 (212) 969-3000
                   -------------------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest investment plans, please check the following box.[ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-85424) of Kramont Realty Trust, a Maryland real estate investment trust (the "Registrant"), filed with the Securities and Exchange Commission on April 3, 2002 pertaining to the registration of such indeterminate number of common shares of beneficial interest, preferred shares of beneficial interest, depositary shares and warrants exercisable for common shares or preferred shares and such indeterminate principal amount of debt securities of the Registrant, with an aggregate initial offering price not to exceed $150,000,000. The Registrant has issued common shares and preferred shares registered by such Registration Statement with an aggregate initial offering price of $131,586,500, leaving securities with an aggregate maximum initial offering price of $18,413,500 unsold under the Registration Statement (the "Remaining Amount"). The Registrant hereby removes from registration the Remaining Amount of securities registered but unsold under the Registration Statement.


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
                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plymouth Meeting, State of Pennsylvania on April 8, 2004.

                                          KRAMONT REALTY TRUST


                                          By:  /s/ Louis P. Meshon, Sr.
                                          --------------------------------------
                                          Louis P. Meshon, Sr.
                                          President and Chief Executive
                                          Officer


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